UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019 (June 10, 2019)

LUCKWEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187874	46-1660653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Wyman St Suite 300, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code (781) 728 0007

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 10, 2019, Marcum LLP (“Marcum”) was appointed as the new independent registered public accounting firm for Luckwel Pharmaceuticals Inc. (the “Company”). The decision to appoint Marcum was approved by the Company’s Board of Directors. Marcum LLP and Marcum Berstein Pinchuk LLP (“MBP”) are affiliated firms operating under a common system of internal controls which would include consultation regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event. The Company did not consult with Marcum regarding any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of MBP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Simultaneously with the appointment of Marcum, on June 10, 2019, MBP was terminated as the independent registered public accounting firm for the Company. The decision to change audit firms from MBP to Marcum was approved by the Company’s Board of Directors.

The report of MBP on the financial statements of the Company as of and for the years ended March 31, 2018 and March 31, 2017 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle except that such report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s years ended March 31, 2018 and March 31, 2017, and through December 31, 2018, there were no disagreements with MBP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MBP’s satisfaction, would have caused MBP to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements.

During the Company’s years ended March 31, 2018 and March 31, 2017, and through December 31, 2018, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except that, the Company’s internal controls over financial reporting were not effective due to the existence of material weaknesses in the Company’s internal control over financial reporting, identified in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 16, 2018 relating to: (1) a lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements; (2) a lack of sufficient documented financial closing policies and procedures; and (iii) a lack of independent directors and an audit committee. The Board of Directors of the Company discussed the material weaknesses with MPB.

The Company has authorized MBP to respond fully to the inquiries of the successor accountant of the Company concerning the material weaknesses. There is no disagreement with MBP on the above matters.

The Company provided MBP with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that MBP furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16 hereto is a copy of MBP’s letter to the SEC, dated June [  ], 2019.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 16	Letter from Marcum Bernstein Pinchuk LLP to the Securities and Exchange Commission dated June 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCKWEL PHARMACEUTICALS INC.

Date: June 12, 2019		/s/ Kingrich Lee
	Name:	Kingrich Lee
	Title:	Chief Executive Officer and Chief Financial Officer